                     SECURED PROMISSORY NOTE

$2,351,705.00 (U.S)                             Las Vegas, Nevada
                                                 December 3, 1998


          For value received, Casinovations Incorporated, a Washington corporation (together with its successors and assigns, "Borrower"), promises to pay to the order of Steven L. Forte and Cheryl Forte (together with their successors and assigns who become holders of this Note, "Lender"), the principal amount of Two Million Three Hundred Fifty One Thousand Seven Hundred Five and no/100ths Dollars ($2,351,705.00 U.S.).

     1.   INTEREST.

          Borrower also promises to pay to the order of Lender interest on the outstanding principal amount of this Promissory Note ("Note") at a fixed rate of interest equal to six and one-half percent (6 1/2%) percent per annum during the first year this Note remains outstanding, and eight percent (8%) per annum
thereafter.   Interest  hereunder shall  be  calculated  for  the
actual number of days elapsed on the basis of a 360-day year. This Note shall be amortized over a ten (10) year period from the date hereof.

     2.   SCHEDULED PAYMENTS.

          Throughout the first year this Note is outstanding, and without prior demand therefor, Borrower shall make payments of interest only, payable on the six month and one year anniversary dates of this Note, in the amounts of $76,430.41 and $76,430.41, respectively. Thereafter, Borrower shall make monthly payments without prior demand therefor of principal and interest on the amount outstanding hereunder, on the first day of each month beginning on January 1, 2000, in the amount of $28,532.67 for each such payment and continuing thereafter until December 3, 2003 ("Maturity Date"), at which time all unpaid principal and all accrued and unpaid interest under this Note shall be due and payable in full.

     3.   SECURITY.

          This Note is secured by (i) 848,682 shares of the common stock ("Common Stock") of Borrower, in accordance with the terms of a certain Stock Pledge Agreement dated as of the date hereof between Borrower and Lender and (ii) a first priority security interest in Borrower's patents ("Patents") for the Random Ejection Shuffler and Fantasy 21 table game, in accordance with the terms of a certain Security Agreement dated as of the date hereof between Borrower and Lender ("Security Agreement").

     4.   EARLY PAYMENT DISCOUNT.

          In the event this Note is repaid in full within 180 days of the date hereof, Borrower shall be entitled to a five percent (5%) discount (the "Discount") on the outstanding balance of principal and interest hereunder at the time of repayment; PROVIDED, HOWEVER, that the entitlement to the Discount is non-transferable and is available to Borrower only to the extent that a Change of Control (as hereinafter defined) has not occurred at any time during such 180 day period. For purposes of this Note, "Change of Control" means the acquisition of more than fifty percent (50%) of the voting power of Borrower by a person other than Richard S. Huson or his affiliates.

     5.   MANDATORY PRINCIPAL REDUCTIONS.

          In the event that Borrower completes its offering of 1,500,000 shares of Common Stock (the "Offering") pending as of the date hereof pursuant to that certain Registration Statement Form SB-2/A (Commission File No. 333-31373), Borrower shall, pursuant to the payment schedule set forth in the following two paragraphs, make payments to reduce the outstanding principal of this Note by no more than the amount of Seven Hundred Fifty Thousand and no/100ths Dollars ($750,000.00 U.S.).

          (a) Borrower shall make payments to reduce the outstanding principal of this Note as follows: (i) upon the sale of 500,000 shares of Common Stock for cash in the Offering, Borrower shall reduce the outstanding principal of this Note in the amount of Two Hundred Fifty Thousand and no/100ths Dollars ($250,000.00 U.S.) within fifteen (15) calendar days after the receipt by Borrower of the proceeds from such sale; and (ii) upon completion of the Offering and if Borrower sells 1,500,000 shares of Common Stock in the Offering, Borrower shall repay an additional Five Hundred Thousand and no/100ths Dollars ($500,000.00 U.S.) within forty-five (45) calendar days after the close of the Offering.

          (b) In the event that Borrower fails to complete the entire Offering, but sells at least 500,000 shares of Common Stock for cash in the Offering, Borrower shall make payments to reduce the outstanding principal of this Note (the "Modified Principal Reduction") as follows:


Modified Principal =  $750,000.00 x   NUMBER OF SHARES OF COMMON STOCK SOLD FOR CASH
                                      -----------------------------------------------
    Reduction                                 1,500,000 Shares of Common Stock


          The Modified Principal Reduction shall be paid as follows: (i) an initial principal reduction of up to Two Hundred Fifty Thousand and no/100ths Dollars ($250,000.00 U.S.) shall be paid within fifteen (15) calendar days after the receipt by Borrower of the proceeds from the sale of 500,000 shares of Common Stock for cash (if and only if such sum has not already been paid pursuant to subparagraph 5(a)(i) hereof) and (ii) the balance of the Modified Principal Reduction, if any, shall be repaid on or before forty-five (45) calendar days after the close of the Offering.

     6.   SUBSEQUENT OFFERING PRINCIPAL REDUCTION.

          In the event that Borrower issues and sells shares of Common Stock in a registered public offering subsequent to the Offering (a "Subsequent Offering"), Borrower shall make additional principal reductions of this Note pursuant to the following three alternative principal reduction schedules. FIRST, if Borrower receives net cash proceeds, excluding those proceeds received by selling stockholders, from a Subsequent Offering less than or equal to $3,000,000, Borrower shall reduce the then outstanding principal of this Note by 25%. SECOND, if Borrower receives net cash proceeds, excluding those proceeds received by selling stockholders, from a Subsequent Offering of greater than $3,000,000 and less than or equal to $10,000,000, Borrower shall reduce the then outstanding principal of this Note by 50%. THIRD, if Borrower receives net cash proceeds, excluding those proceeds received by selling stockholders, from a Subsequent Offering of greater than $10,000,000, Borrower shall reduce the then outstanding principal of this Note by 100%; PROVIDED, HOWEVER, that the obligation of Borrower to reduce the outstanding principal of this Note upon the sale of shares in a Subsequent Offering does not arise in the event that Borrower registers shares of Common Stock with the Securities and Exchange Commission on a (i) Registration Statement on Form S-8 or other applicable form with respect to employee benefit plans, or (ii) Registration Statement on Form S-4 or other applicable form in conjunction with a reincorporation or reorganization of Borrower.

     7.   MANDATORY SECURITY RELEASE.

          Notwithstanding any other provision hereof, Lender shall release its security interest in the Patents in accordance with Section 7 of the Security Agreement upon: (a) the request of the Company for release of the security interest for the purposes  of  future financing, either debt or  equity,  for  the
Company, and (b) the reduction of fifty percent (50%) of the outstanding principal of the Note by the Company. Upon the occurrence of (a) and (b) of this Section 7, the following actions shall occur in the order as follows: (y) Lender shall release its security interest in the Patents in accordance with
Section 7 of the Security Agreement; and (z) the Note shall be amended to reflect the release of the aforementioned security interest and to include a due-on-sale provision whereby the remaining balance of the Note will be due and owing upon a Change of Control.

     8.   DEFAULT.

          The occurrence of any of the following shall constitute a default ("Default") under this Note, the Security Agreement, Stock Pledge Agreement and that certain binding letter of intent dated May 28, 1998 (the "Transaction Documents"):

          (a) Failure of Borrower to make any payment under the Transaction Documents and the failure of Borrower, after notice of such failure, to cure such failure within ten (10) calendar days of such notice;

          (b) Failure of Borrower to perform any other covenant, agreement or other obligations contained in the Transaction
Documents and the failure of Borrower, after notice of such failure, to cure such failure to either: (i) cure such failure within fifteen (15) calendar days (or within thirty (30) calendar days if Borrower is not reasonably able to cure, to be extended at the sole discretion of Lender); or (ii) (A) submit a written plan to Lender within fifteen (15) calendar days of such notice to cure such failure, and (B) pursue such written plan with due diligence, but in no event more than thirty (30) days after notice of such default is given;

          (c) Falsity of any warranty, representation, or statement made or furnished to Lender by Borrower in any material respect when made or furnished, unless Lender determines in its sole discretion that the value of all or a substantial portion of the Collateral, or Lender's security interest in such Collateral, is not materially impaired;

          (d) Voluntary filing of petition under the Bankruptcy Code of 1978, as amended, or any other similar or successor federal statute relating to bankruptcy, insolvency arrangements or reorganizations, or any state bankruptcy or insolvency statute;

          (e) Filing of an involuntary petition under the Bankruptcy Code of 1978, as amended, or any other similar or successor federal statute relating to bankruptcy, insolvency arrangements or reorganizations, or any state bankruptcy or insolvency statute, unless the same is discharged within sixty
(60) calendar days;

          (f) Adjudication of bankruptcy or dissolution of Borrower;

          (g) Appointment of a trustee or receiver for Borrower or Borrower's assets;

          (h) Seizure of any portion of Borrower's assets that is not discharged within ten (10) calendar days;

          (i) Transfer or encumbrance of all or any portion of Borrower's interest in the Collateral without obtaining the prior consent of Lender or as expressly permitted by the Transaction
Documents.

          Upon the occurrence of a Default, Lender may declare any or all of Borrower's obligations immediately due and payable, without notice to or demand upon Borrower. In such event, Lender shall have the rights and remedies to the fullest extent possible, all of which shall be cumulative and not exclusive, of a secured party under the Uniform Commercial Code of the State of Nevada and any applicable federal statute. Where additional notice or cure periods are required by law, said periods and those contained in this Section 8 shall run concurrently. Nothing in this Section 8 shall be construed as extending the term of this Note or the date upon which a default occurs, and no decision to forego any remedy for any given default shall be deemed a waiver on the part of Lender of any right relating to any other Default. No failure to give notice of any default shall constitute a waiver of such default for any remedy which may be available in connection therewith. This Section 8 shall be strictly construed, and shall not impair the exercise of any remedy not referred to herein immediately upon Default, including, without limitation, a mandatory or prohibitive injunction or restraining order or the appointment of a receiver.

     9.   GENERAL PROVISIONS.

          (a) Both principal and interest shall be paid by Borrower in lawful money of the United States of America such that Lender shall have received immediately available funds for the credit of Borrower by not later than 5:00 p.m. Pacific time on the date that such payment is due. Any payment made after 5:00 p.m. Pacific time shall be deemed received on the next Business Day. If any Payment becomes due on any day which is not a Business Day, such Payment shall be made on the next succeeding Business Day. The term "Business Day" means those weekdays which are not local, state or national holidays.

          (b) All payments hereunder shall be made to Lender at the following address: 315 Francisco Street, Henderson, Nevada 89014, attn.: Steven L. Forte (or such other place as Lender may designate to Borrower in writing). All payments hereunder shall be credited first to the interest then due and the balance of any such payment (if any) shall be credited to the outstanding principal hereunder.

          (c) Borrower may prepay the entire unpaid principal balance and accrued interest under this Note (or any portion thereof) at any time without penalty.

          (d)   All  payments  hereunder shall  be  made  without
deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and any such amounts shall be paid by Borrower. Borrower shall pay the amounts necessary such that the gross amount of principal and interest payments received by Lender is not less than that required by this Note. All stamp and documentary taxes shall be paid by Borrower. If, notwithstanding the foregoing sentences, Lender pays any such taxes, Borrower shall reimburse Lender for the amount paid if, as and to the extent such reimbursement is permitted by applicable law. Borrower shall furnish to Lender official tax receipts or other evidence of payment of all such taxes.

          (e) If any attorney is engaged by Lender or if Lender incurs any costs, expenses or losses because of any Default or to enforce or defend any provision of this Note, then Borrower shall pay, upon demand, the reasonable attorneys' fees and all costs, expenses and losses so incurred by Lender together with interest thereon until paid as if such unpaid attorneys' fees and all costs, expenses and losses had been added to the principal owing hereunder. Interest on the amount of attorneys' fees and all costs, expenses and losses so unpaid shall be compounded monthly and shall be due and payable upon demand.

          (f) No waiver of any Default shall be implied from any failure of Lender to take or any delay by Lender in taking action with respect to any such Default or from any previous waiver of any similar or unrelated Default. A waiver of any term hereof must be made in writing and shall be limited to the express written terms of such waiver.

          (g)   Borrower  waives presentment, demand,  notice  of
dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and late charges and diligence in taking any action to collect any sums owing under this Note.

          (h)   TIME  IS  OF  THE ESSENCE WITH RESPECT  TO  EVERY
PROVISION HEREOF.

          (i) This Note shall be construed and enforced in accordance with the laws of the State of Nevada, except to the extent that Lender shall at any time have greater rights under Federal law; and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State court within the State of Nevada selected by Lender and also consent to service of process by any means authorized by Nevada or Federal law.

          (j) This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the debt evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money advanced or to be advanced under this Note exceed the highest lawful rate permissible under the laws of the State of Nevada as applicable to Borrower. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other agreement, evidencing or securing the debt, at the time performance of such provisions shall be due,
shall  involve  the  payment  of  interest  in  excess  of   that
authorized by law, the obligation to be fulfilled shall be reduced to the limit so authorized by law, and if from any circumstances, Lender shall ever receive as interest an amount which would exceed the highest lawful rate applicable to the Borrower, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the debt evidenced hereby and not to the payment of interest.

                                   "BORROWER"

                                   CASINOVATIONS INCORPORATED, a
                                   Washington corporation


                                   By:/s/ Steven J. Blad
                                      ---------------------------
                                      Steven J. Blad
                                   Its: Chief Executive Officer